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                                                                    EXHIBIT 9(b)

              JORDEN BURT BOROS CICCKETTI BERENSON & JOHNSON LLP
                       1025 THOMAS JEFFERSON STREET, N.W.
                                 SUITE 400-EAST
                          WASHINGTON, D.C. 20007-0805
                                 (202) 965-8100
                           TELECOPIER (202) 965-8104

                                                             April 30, 1999

PEOPLES BENEFIT LIFE INSURANCE COMPANY
20 MOORES ROAD
FRAZER, PENNSYLVANIA 19355

Ladies and Gentlemen:

 We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 12 to the Registration Statement on Form N-4 (file No. 33-36073) filed by Peoples Benefit Life Insurance Company and Peoples Benefit Life Insurance Company Separate Account IV with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

                          Very truly yours,

                          /s/ Jorden Burt Boros Ciccketti Berenson & Johnson LLP


                             Jorden Burt Boros Ciccketti Berenson & Johnson LLP